Exhibit 3(i).1

RESTATED CERTIFICATE OF INCORPORATION

OF SYNNEX CORPORATION

SYNNEX Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The name of the corporation is SYNNEX Corporation.

SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 4, 2003 under the name “SYNNEX Corp.” A Restated Certificate of Incorporation was filed on October 27, 2003. A certificate of Merger whereby SYNNEX Information Technologies, Inc., a California corporation, was merged with and into the corporation was filed with the Secretary of State of the State of Delaware on October 28, 2003. A certificate of Amendment to the Restated Certificate was filed with the Secretary of State of the State of Delaware on November 12, 2003.

THIRD: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

FOURTH: The Certificate of Incorporation of the corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of the corporation is SYNNEX Corporation (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporate Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV

A. Classes of Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is one hundred five million (105,000,000), of which one hundred million (100,000,000) shares of the par value of $0.001 each shall be Common Stock (the “Common Stock”) and five million (5,000,000) shares of the par value of $0.001 each shall be Preferred Stock (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of the Corporation (the “Board of Directors”) in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of the Common Stock and the Preferred Stock so entitled to vote.

B. Preferred Stock. The Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. Common Stock.

1. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

2. Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

3. Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

4. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Restated Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

ARTICLE V

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

B. The books of the Corporation may be kept at such place within or without the State of Delaware as the by-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors.

ARTICLE VI

A. Power of Stockholder to Act by Written Consent. No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

B. Special Meetings of Stockholders. Special meetings of the stockholders of the Corporation may be called for any purpose or purposes, unless otherwise prescribed by statute or by this Restated Certificate of Incorporation, only at the request of the Chairman of the Board or by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors.

C. Cumulative Voting. The stockholders of the Corporation shall not have cumulative voting.

ARTICLE VII

The Corporation elects not to be, and shall not be, governed by Section 203 of the General Corporation Law of the State of Delaware or any of the restrictions contained therein.

ARTICLE VIII

A. Limitation on Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

B. Indemnification. Each person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding

(or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation for any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

If a claim under the first paragraph of this section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, by law, agreement, vote of stockholders or disinterested directors or otherwise.

C. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

D. Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of any director, officer, employee or agent of the Corporation existing at the time of such repeal or modification. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

ARTICLE IX

The Board of Directors is expressly empowered to adopt, amend or repeal the by-laws of the Corporation; provided, however, that any adoption, amendment or repeal of the by-laws of the Corporation by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent (66-2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have the power to adopt, amend or repeal the by-laws of the Corporation, provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of the by-laws of the Corporation.

ARTICLE X

Notwithstanding any other provision of this Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article X, or Articles V, VI, VIII and IX.

FIFTH: This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation.

SIXTH: This Restated Certificate of Incorporation was duly adopted by the stockholders in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. Written consent of the stockholders has been given with respect to this Restated Certificate of Incorporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, and written notice has been given as provided in Section 228.

IN WITNESS WHEREOF, SYNNEX Corporation has caused this certificate to be signed by its President and Secretary this 1st day of December, 2003.

/s/ Robert Huang
Robert Huang President and Chief Executive Officer

/s/ Simon Leung
Simon Leung Secretary

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
SYNNEX CORPORATION
SYNNEX Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:
1: The name of the corporation is SYNNEX Corporation (the “Company”). The original Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on September 4, 2003 under the name SYNNEX Corp.
SECOND: This amendment to the Certificate of Incorporation of the Company as set forth below has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the stockholders and directors of the Company.
THIRD: Article IV(A) of the Certificate of Incorporation as presently in effect is amended to read in its entirety as follows:
“A.    Classes of Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is two hundred five million (205,000,000), of which two hundred million (200,000,000) shares of the par value of $0.001 each shall be Common Stock (the “Common Stock”) and five million (5,000,000) shares of the par value of $0.001 each shall be Preferred Stock (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of the Corporation (the “Board of Directors”) in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of the Common Stock and the Preferred Stock so entitled to vote.”
FOURTH: All other provisions of the Certificate of Incorporation remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its duly authorized officer this 31st day of August, 2021.

SYNNEX CORPORATION

By: /s/ Marshall Witt
Name: Marshall Witt
Title: Chief Financial Officer

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
SYNNEX CORPORATION
SYNNEX Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 4, 2003.
SECOND: This amendment to the Restated Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors of the Corporation.
THIRD: Article I of the Restated Certificate of Incorporation as presently in effect is amended to read in its entirety as follows effective November 3, 2021 at 12:01 am Eastern Time:
“The name of the corporation is TD SYNNEX Corporation (the “Corporation”).”
FOURTH: All other provisions of the Restated Certificate of Incorporation remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chief Legal Officer and Corporate Secretary this 22nd day of October 2021.

SYNNEX CORPORATION

By	/s/ David Vetter
David Vetter Chief Legal Officer and Corporate Secretary

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
TD SYNNEX CORPORATION
TD SYNNEX Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:
FIRST: The name of the corporation is TD SYNNEX Corporation (the “Company”). The original Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on September 4, 2003 under the name SYNNEX Corp.
SECOND: This amendment to the Certificate of Incorporation of the Company as set forth below has been duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware by the stockholders and directors of the Company.
THIRD: A new Article XI of the Certificate of Incorporation is hereby added as follows:
ARTICLE XI
A. Recognition of Corporate Opportunities. In recognition and anticipation that (i) certain directors, officers, principals, partners, members, managers, employees, agents and/or other representatives of the Apollo Entities (as defined below) and their respective Affiliates (as defined below) may serve as directors, officers or agents of the Corporation and its Affiliates, and (ii) the Apollo Entities and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation and Affiliates, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation and its Affiliates, directly or indirectly, may engage, the provisions of this Article XI are set forth to regulate and define the conduct of certain affairs of the Corporation and its Affiliates with respect to certain classes or categories of business opportunities as they may involve the Apollo Entities and their respective Affiliates and any person or entity who, while a stockholder, director, officer or agent of the Corporation or any of its Affiliates, is a director, officer, principal, partner, member, manager, employee, agent and/or other representative of the Apollo Entities and their respective Affiliates (each, an “Identified Person”), on the one hand, and the powers, rights, duties and liabilities of the Corporation and its Affiliates and its and their respective stockholders, directors, officers, and agents in connection therewith, on the other. To the fullest extent permitted by law (including, without limitation, the Delaware General Corporation Law), each Identified Person (i) shall have the right to, directly or indirectly, engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Corporation or any of its Affiliates or deemed to be competing with the Corporation or any of its Affiliates, whether on its own account or as a partner, equity holder, controlling person, stockholder, director, officer, employee, agent, Affiliate (including any portfolio company), member, financing source, investor, manager, or assignee of any other person or entity, with no obligation to offer to the Corporation or its subsidiaries or other Affiliates the right to participate therein and (ii) shall have the right to invest in, or provide services to, any person that is engaged in the same or similar business activities as the Corporation or its Affiliates or that directly or indirectly competes with the Corporation or any of its Affiliates.
B. Competitive Opportunities. In the event that any Identified Person acquires knowledge of a potential transaction or matter which may be an investment, corporate or business opportunity or prospective economic or competitive advantage in which the

Corporation or its Affiliates could have an interest or expectancy (contractual, equitable or otherwise) (a “Competitive Opportunity”) or otherwise is then exploiting any Competitive Opportunity, to the fullest extent permitted under the Delaware General Corporation Law, the Corporation and its Affiliates will have no interest in, and no expectation that such Competitive Opportunity be offered to it, except as may be otherwise agreed in writing between the Corporation and the Apollo Entities. To the fullest extent permitted by law, any such interest or expectation (contractual, equitable or otherwise) is hereby renounced so that such Identified Person shall (i) have no duty to communicate or present such Competitive Opportunity to the Corporation or its Affiliates, (ii) have the right to either hold any such Competitive Opportunity for such Identified Person’s own account and benefit or the account of the Apollo Entities and their respective Affiliates or Identified Person’s Affiliates or to direct, recommend, assign or otherwise transfer such Competitive Opportunity to persons or entities other than the Corporation or any of its subsidiaries, Affiliates or direct or indirect equity holders and (iii) notwithstanding any provision in this Restated Certificate of Incorporation, as amended, to the contrary, not be obligated or liable to the Corporation, any stockholder, director or officer of the Corporation or any other person or entity by reason of the fact that such Identified Person, directly or indirectly, took any of the actions noted in the immediately preceding clause (ii), pursued or acquired such Competitive Opportunity for itself or any other person or entity or failed to communicate or present such Competitive Opportunity to the Corporation or its Affiliates.
C. Acknowledgement. Any person or entity purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation or any other interest in the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI.
D. Interpretation; Duties. In the event of a conflict or other inconsistency between this Article XI and any other Article or provision of this Restated Certificate of Incorporation, as amended, this Article XI shall prevail under all circumstances. Notwithstanding anything to the contrary herein, under no circumstances shall (i) an employee of the Corporation or any of its subsidiaries be deemed to be an “Identified Person”, and (ii) the Corporation be deemed to have waived or renounced any interest or expectancy of the Corporation in, or in being offered any opportunity to participate in, any Competitive Opportunity that is presented to an employee of the Corporation or any of its subsidiaries, irrespective of whether such employee (a) is a director or officer of the Corporation or any of its subsidiaries or their respective affiliates or (b) otherwise would be an Identified Person absent being an employee of the Corporation or any of its subsidiaries.

E. Section 122(17) of the Delaware General Corporation Law. For the avoidance of doubt, subject to paragraph D of this Article XI, this Article XI is intended to constitute, with respect to the Identified Persons, a disclaimer and renunciation, to the fullest extent permitted under Section 122(17) of the Delaware General Corporation Law, of any right of the Corporation or any of its Affiliates with respect to the matters set forth in this Article XI, and this Article XI shall be construed to effect such disclaimer and renunciation to the fullest extent permitted under the Delaware General Corporation Law.

F. Definitions. Solely for purposes of this Article XI, “Affiliate” shall mean (i) with respect to the Apollo Entities, any person or entity that, directly or indirectly, is controlled by an Apollo Entity, controls an Apollo Entity, or is under common control with an Apollo Entity, but excluding (a) the Corporation, and (b) any entity that is controlled by the Corporation (including its direct and indirect subsidiaries), and (ii) in respect of the Corporation, any person or entity that, directly or indirectly, is controlled by the Corporation; and “Apollo Entities” shall mean, collectively, Apollo Global Management,

Inc., its subsidiaries (collectively, “Apollo”), and investment funds managed, sponsored or advised by affiliates of Apollo, including Apollo Management IX, L.P.
G. Amendment. Notwithstanding any other provision of this Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article XI.

FOURTH: All other provisions of the Certificate of Incorporation remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its duly authorized officer this 17th day of March, 2022.

TD SYNNEX CORPORATION
By:	/s/ David Vetter
Name: David Vetter
Title: Chief Legal Officer, Corporate Secretary

CERTIFICATE OF AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION OF
TD SYNNEX CORPORATION
TD SYNNEX Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 4, 2003.
SECOND: The amendments to the Restated Certificate of Incorporation of the Corporation as set forth below have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.
THIRD: Article VIII of the Restated Certificate of Incorporation as presently in effect is amended to read in its entirety as follows:
“A. Limitation on Liability. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended (including, but not limited to, Section 102(b)(7) thereof), a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (1) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for a director under Section 174 of the Delaware General Corporation Law; (4) for any transaction from which the director or officer derived an improper personal benefit; or (5) for an officer, in any action by or in the right of the corporation.
If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.
B. Indemnification. Each person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation for any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
If a claim under the first paragraph of this section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, by law, agreement, vote of stockholders or disinterested directors or otherwise.
C. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

D. Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of any director, officer, employee or agent of the Corporation existing at the time of such repeal or modification. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.”
FOURTH: Article IX of the Restated Certificate of Incorporation as presently in effect is amended to read in its entirety as follows:
“The Board of Directors is expressly empowered to adopt, amend or repeal the by-laws of the Corporation by the vote of at least a majority of the directors of the Corporation then in office. The stockholders shall also have the power to adopt, amend or repeal the by-laws of the Corporation, provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of the by-laws of the Corporation.”
FIFTH: Article X and Article XI are hereby eliminated in their entirety.
SIXTH: All other provisions of the Restated Certificate of Incorporation remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chief Legal Officer and Corporate Secretary this 4th day of April, 2025.

TD SYNNEX Corporation

By	/s/ David Vetter
David Vetter
Chief Legal Officer and Corporate Secretary